Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 24, 2009 relating to the consolidated financial statements of Andatee China Marine Fuel Services Corporation and subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
August 24, 2009